UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2019  (January 1, 2019)

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 200 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 675-1194
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on January 1, 2019 of the transactions contemplated by the Agreement and Plan of Reorganization, dated as of May 22, 2018 (the “Merger Agreement”), by and between Guaranty Bancorp, a Delaware corporation (the “Company”), and Independent Bank Group, Inc., a Texas corporation (“Independent”), including the merger of the Company with and into Independent (the “Merger”), with Independent as the surviving corporation in the Merger.

Item 2.01.Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated herein by reference.

On January 1, 2019, pursuant to the terms of the Merger Agreement, the Company merged with and into Independent, with Independent continuing as the surviving entity in the Merger. Immediately after the Merger, the Company’s wholly owned bank subsidiary, Guaranty Bank and Trust Company, merged with and into Independent’s wholly owned bank subsidiary, Independent Bank (the “Bank Merger”), with Independent Bank as the surviving entity in the Bank Merger.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share (“Company Common Stock”), of the Company (except for shares that were owned directly by Independent or the Company, subject to certain customary exceptions, which were cancelled in the Merger) was converted into the right to receive 0.45 shares of common stock, par value $0.01 per share, of Independent (“Independent Common Stock”).  No fractional shares of Independent Common Stock were issued in the Merger, and the Company’s stockholders became entitled to receive cash in lieu of fractional shares. As a result of the Merger, Independent will deliver approximately 13.18 million shares of Independent Common Stock to the former holders of Company Common Stock, including restricted shares of Independent Common Stock issued to certain former holders of Guaranty restricted stock.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2018, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 On January 1, 2019, the Company notified the NASDAQ Stock Market (“NASDAQ”) that the Merger had been completed and requested that trading in Company Common Stock be halted prior to market open on January 2, 2019 and that the listing of the Company Common Stock be removed. The Company has requested that NASDAQ file a notification of removal from listing of the Company Common Stock on Form 25 with the Securities and Exchange Commission. The Company intends to file a Form 15 with respect to the Company’s subordinated notes and a Form 15 with respect to the Company Common Stock requesting the deregistration of the Company Common Stock under Section 12 of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note, Item 2.01 and Item 3.01 is incorporated into this Item 3.03 by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth under the Introductory Note and Item 2.01 is incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2019, effective upon the consummation of the Merger, the Company’s directors and executive officers ceased serving in such capacities.

Item 8.01.Other Events.

On January 2, 2019, Independent issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Reorganization by and between Independent Bank Group, Inc. and Guaranty Bancorp, dated May 22, 2018 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 23, 2018).*

99.1	Press Release, dated January 2, 2019.

* The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K.  Independent agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or similar attachment upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date:  January 2, 2019

INDEPENDENT BANK GROUP, INC. (as successor by merger to Guaranty Bancorp)

By: /s/ David S Brooks________________________
Name: David R. Brooks Title: Chairman of the Board, Chief Executive Officer and President